AGREEMENT CONCERNING ALLOCATION OF FIDELITY BOND PREMIUMS AND RECOVERIES

This Agreement Concerning Allocation of Fidelity Bond Premiums and Recoveries made as of the 23rd day of April, 2009 by and among the management investment companies listed on Schedule I (each, a “Fund” and collectively, the “Funds”), all of which are named insureds on a certain fidelity bond underwritten by ICI Mutual Insurance Company (the “Insurer”) covering certain acts relating to the Funds (“Joint Fidelity Bond”):

WHEREAS: each of the Funds has registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as either an open-end management investment company or a closed-end management investment company; and

WHEREAS: Rule 17g-1(f) under the 1940 Act requires that a registered management investment company named as an insured on a joint fidelity bond enter into a certain agreement with the other named insureds; and

WHEREAS: the Funds each will benefit from their respective participation in the Joint Fidelity Bond in compliance with this Rule;

NOW, THEREFORE, it is agreed as follows:

1.

In the event any recovery under the Joint Fidelity Bond is received as a result of a loss sustained by any of the Funds, then each Fund sustaining such loss shall receive an equitable and proportionate share of the recovery, said proportion to be established by the ratio that the claim bears to the total amount claimed by all participants, but at least equal to the amount which each such Fund would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the 1940 Act (“Separate Bond”).

2.

In the event that the claims of loss of the Funds are so related that the Insurer is entitled to assert that the claims must be aggregated with the results that the total amount payable on such claims is limited to the face amount of the Joint Fidelity Bond, the following rules for determining the priorities among the Funds for satisfaction of the claims under the Joint Fidelity Bond shall apply:

A. First, all claims of each Fund which have been duly proven and established under the Joint Fidelity Bond shall be satisfied up to the minimum amount of a Separate Bond for such Fund; and

B. Second, the remaining amount of insurance, if any, shall then be applied to the claims of the Funds in proportion to the total of the unsatisfied amount of the claims of each Fund.

3.

Additional Parties to this Agreement: This Agreement is intended to cover all entities insured under the Joint Fidelity Bond. Any insured under the Joint Fidelity Bond that is not currently listed on Schedule I hereto may be added to this Agreement by a written amendment.

4.	This Agreement may be executed in multiple counterparts.

IN WITNESS WHEREOF, each Fund has caused this Agreement to be executed by one of its officers thereunto duly authorized as of the date first above written.

/s/ R. Jay Gerken
R. Jay Gerken
President, each of the Funds listed on Schedule I (except Barrett Opportunity Fund, Inc.)

/s/ Peter H. Shriver
Peter H. Shriver
President, Barrett Opportunity Fund, Inc.

SCHEDULE I

Barrett Opportunity Fund, Inc.

LMP Corporate Loan Fund Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset Managed High Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Municipal High Income Fund Inc.

LMP Real Estate Income Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Zenix Income Fund Inc.

Western Asset High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset 2008 Worldwide Dollar Government Term Trust Inc.

Western Asset Worldwide Income Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Emerging Markets Income Fund Inc.

Western Asset Emerging Markets Income Fund II Inc.

Western Asset Emerging Markets Floating Rate Fund Inc.

Western Asset Global Partners Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Inflation Management Fund Inc.

Legg Mason Permal Global Active Strategies Fund

Legg Mason Permal Global Active Strategies Master Fund

Legg Mason Permal Global Active Strategies TEI Fund

Western Asset Municipal Defined Opportunity Trust Inc.

Legg Mason Partners Equity Trust

Legg Mason Partners 130/30 U.S. Large Cap Equity Fund

Legg Mason Partners Aggressive Growth Fund

Legg Mason Partners Appreciation Fund

Legg Mason Partners Capital and Income Fund

Legg Mason Partners Capital Fund

Legg Mason Partners Classic Values Fund

Legg Mason Partners Convertible Fund

Legg Mason Partners Diversified Large Cap Growth Fund

Legg Mason Partners Dividend Strategy Fund

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason Partners Equity Fund

Legg Mason Partners Equity Income Builder Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners Fundamental Value Fund

Legg Mason Partners Global Equity Fund

Legg Mason Partners International All Cap Opportunity Fund

Legg Mason Partners Investors Value Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Lifestyle Allocation 100%

Legg Mason Partners Lifestyle Allocation 30%

Legg Mason Partners Lifestyle Allocation 50%

Legg Mason Partners Lifestyle Allocation 70%

Legg Mason Partners Lifestyle Allocation 85%

Legg Mason Partners Lifestyle Income Fund

Legg Mason Partners Mid Cap Core Fund

Legg Mason Partners All Cap Fund

Legg Mason Partners S&P 500 Index Fund

Legg Mason Partners Small Cap Core Fund

Legg Mason Partners Small Cap Growth Fund

Legg Mason Partners Small Cap Value Fund

Legg Mason Partners Social Awareness Fund

Legg Mason Partners Target Retirement 2015

Legg Mason Partners Target Retirement 2020

Legg Mason Partners Target Retirement 2025

Legg Mason Partners Target Retirement 2030

Legg Mason Partners Target Retirement 2035

Legg Mason Partners Target Retirement 2040

Legg Mason Partners Target Retirement 2045

Legg Mason Partners Target Retirement 2050

Legg Mason Partners Target Retirement Fund

Legg Mason Partners U.S. Large Cap Equity Fund

Legg Mason Permal Tactical Allocation Fund

Legg Mason Partners Income Trust

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners California Municipals Fund

Legg Mason Partners Core Bond Fund

Legg Mason Partners Core Plus Bond Fund

Legg Mason Partners Diversified Strategic Income Fund

Legg Mason Partners Global High Yield Bond Fund

Legg Mason Partners Global Income Fund

Legg Mason Partners Government Securities Fund

Legg Mason Partners High Income Fund

Legg Mason Partners Global Inflation Management Fund (f/k/a Legg Mason Partners Inflation Management Fund)

Legg Mason Partners Intermediate Maturity California Municipals Fund

Legg Mason Partners Intermediate Maturity New York Municipals Fund

Legg Mason Partners Intermediate-Term Municipals Fund

Legg Mason Partners Intermediate-Term U.S. Government Fund (f/k/a Legg Mason Partners Short/Intermediate U.S. Government Fund)

Legg Mason Partners Corporate Bond Fund (f/k/a Legg Mason Partners Investment Grade Bond Fund)

Legg Mason Partners Managed Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Municipal High Income Fund

Legg Mason Partners New Jersey Municipals Fund

Legg Mason Partners New York Municipals Fund

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Pennsylvania Municipals Fund

Legg Mason Partners Short Duration Municipal Income Fund

Legg Mason Partners Short-Term Bond Fund (f/k/a Legg Mason Partners Short-Term Investment Grade Bond Fund)

Western Asset Emerging Markets Debt Portfolio

Western Asset Global High Yield Bond Portfolio

Legg Mason Partners Money Market Trust

Citi California Tax Free Reserves

Citi Cash Reserves

Citi Connecticut Tax Free Reserves

Citi New York Tax Free Reserves

Citi Tax Free Reserves

Citi U.S. Treasury Reserves

Western Asset California Municipal Money Market Fund

Western Asset Massachusetts Municipal Money Market Fund

Western Asset New York Municipal Money Market Fund

Western Asset Money Market Fund

Western Asset Government Money Market Fund

Western Asset Municipal Money Market Fund

Legg Mason Partners Institutional Trust

Western Asset Institutional Money Market Fund

Citi Institutional Cash Reserves

Citi Institutional Enhanced Income Fund

Citi Institutional Liquid Reserves

Citi Institutional Tax Free Reserves

Citi Institutional U.S. Treasury Reserves

Western Asset Institutional Government Money Market Fund

Western Asset Institutional Municipal Money Market Fund

SMASh Series C Fund

SMASh Series EC Fund

SMASh Series M Fund

SMASh Series MEC Fund

Legg Mason Partners Premium Money Market Trust

Citi Premium Liquid Reserves

Citi Premium U.S. Treasury Reserves

Master Portfolio Trust

Liquid Reserves Portfolio

U.S. Treasury Reserves Portfolio

Tax Free Reserves Portfolio

Prime Cash Reserves Portfolio

Institutional Enhanced Portfolio

SMASh Series C Portfolio

SMASh Series EC Portfolio

SMASh Series M Portfolio

SMASh Series MEC Portfolio

Government Portfolio

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Aggressive Growth Portfolio

Legg Mason Partners Variable Appreciation Portfolio

Legg Mason Partners Variable Dividend Strategy Portfolio

Legg Mason Partners Variable Equity Index Portfolio

Legg Mason Partners Variable Fundamental Value Portfolio

Legg Mason Partners Variable International All Cap Opportunity Portfolio

Legg Mason Partners Variable Investors Portfolio

Legg Mason Partners Variable Large Cap Growth Portfolio

Legg Mason Partners Variable Lifestyle Allocation 50%

Legg Mason Partners Variable Lifestyle Allocation 70%

Legg Mason Partners Variable Lifestyle Allocation 85%

Legg Mason Partners Variable Mid Cap Core Portfolio

Legg Mason Partners Variable Capital Portfolio

Legg Mason Partners Variable Capital and Income Portfolio

Legg Mason Partners Variable Global Equity Portfolio

Legg Mason Partners Variable Small Cap Growth Portfolio

Legg Mason Partners Variable Social Awareness Portfolio

Legg Mason Partners Variable Income Trust

Legg Mason Partners Variable Adjustable Rate Income Portfolio

Legg Mason Partners Variable Diversified Strategic Income Portfolio

Legg Mason Partners Variable Global High Yield Bond Portfolio

Legg Mason Partners Government Portfolio

Legg Mason Partners Variable High Income Portfolio

Legg Mason Partners Variable Money Market Portfolio

Legg Mason Partners Variable Strategic Bond Portfolio